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                                                                     Exhibit 4.2

      THIS WARRANT (THIS "WARRANT") AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER
      THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAW. NEITHER THIS WARRANT NOR SUCH SHARES OF
      COMMON STOCK NOR ANY INTEREST OR PARTICIPATION HEREIN OR
      THEREIN MAY BE SOLD, ASSIGNED, MORTGAGED, PLEDGED,
      HYPOTHECATED, ENCUMBERED OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE ACT AND APPLICABLE STATE SECURITIES LAWS.

                     PARADIGM ADVANCED TECHNOLOGIES, INC,

                                    WARRANT

Warrant No. W-_______                         Original Issue Date:        , 2000

     This Warrant is the Warrant referred to and issued pursuant to the terms of that certain Letter Agreement dated as of the date hereof, by and
between the Company and                             (the "Letter Agreement").

     FOR VALUE RECEIVED,                 is entitled to purchase from
Paradigm Advanced Technologies, Inc. (the "Company"), during the period
specified in this Warrant,         fully paid and non-assessable shares (subject
to adjustment as hereinafter provided) of Common Stock (the "Warrant Stock"), of the Company at the purchase price per share provided in Section 1.2 of this Warrant (the "Warrant Exercise Price"), all subject to the terms and conditions set forth in this Warrant.

Section 1.  Period for Exercise and Exercise Price.

       1.1 Period for Exercise. The right to purchase shares of Warrant Stock represented by this Warrant shall be immediately exercisable, and shall
expire at 5:00 p.m., Chicago local time,          (the "Expiration Date").
From and after the Expiration Date this Warrant shall be null and void and of no further force or effect whatsoever.

       1.2  Warrant Exercise Price The Warrant Exercise Price per share of
Warrant Stock shall be $       per share (subject to adjustment as hereinafter
provided).

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                                                                               2

Section 2. Exercise of Warrant.

2.1 Manner of Exercise. The holder hereof may exercise this Warrant, in whole or in part, immediately, but not after the Expiration Date, during normal business hours on any business day by surrendering this Warrant to the Company at the principal Office of the Company, accompanied by a subscription in substantially the form annexed hereto duly executed by such holder and by payment of the Warrant Exercise Price for the number of shares of Warrant Stock for which this Warrant is then exercisable, either (i) in immediately available funds, (ii) by delivery of instrument evidencing indebtedness owing by the Company to the holder in the appropriate amount, (iii) by authorizing the Company to retain shares of Common Stock which would otherwise be issuable upon exercise of this Warrant having a fair market value (defined as the last reported closing price of the Common Stock on the date immediately preceding the date of the subscription notice) on the date of delivery equal to the aggregate Warrant Exercise Price, or (iv) in a combination of (i), (ii) or (iii) above.

     2.2 When Exercise Effective. Each exercise of this Warrant shall be deemed to have been effected on the day on which all requirements of Section 2.1 shall have been met with respect to such exercise. At such time the person in whose name any certificate for shares of Warrant Stock shall be issuable upon such exercise shall be deemed for all corporate purposes to have become the holder of record of such shares, regardless of the actual delivery of certificates evidencing such shares.

     2.3 Delivery of Stock Certificates. As soon as practicable after each exercise of this Warrant, and in any event no later than 3 days after such exercise, the Company at its expense will cause to be issued in the name of and delivered to the holder hereof or as such holder may direct, a certificate or certificates for the number of shares of Warrant Stock to which such holder shall be entitled upon such exercise.

Section 3. Adjustment of Purchase Price and Number of Shares. The Warrant Exercise Price and the kind of securities issuable upon exercise of the Warrant shall be adjusted from time to time as follows:

     3.1 Subdivision or Combination of Shares, (Stock Splits). If the Company at any time effects a subdivision or combination of the outstanding Common Stock (through a stock split or otherwise), the Warrant Exercise Price shall be decreased and the number of shares of Warrant Stock shall be increased, in the case of a subdivision, or the Warrant Exercise Price shall be increased and the number of shares of Warrant Stock shall be decreased, in the case of a combination, in the same proportions as the Common Stock is subdivided or combined, in each case effective automatically upon, and simultaneously with, the effectiveness of the subdivision or combination which gives rise to the adjustment.

     3.2 Stock Dividends. If the Company at any time pays a dividend, or makes any other distribution, to holders of Common Stock payable in shares of Common Stock,

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                                                                               3

or fixes a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in shares of Common Stock, the Warrant Exercise Price shall be decreased by multiplying it by a fraction:

     (a) the numerator of which shall be the total number of sbares of Common Stock outstanding immediately prior to such dividend or distribution, and

     (b) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution (plus, if the Company paid cash instead of fractional shares otherwise issuable in such dividend or distribution, the number of additional shares which would have been outstanding had the Company issued fractional shares instead of cash), in each case effective automatically as of the date the Company shall take a record of the holders of its Common Stock for the purpose of receiving such dividend or distribution (or if no such record is taken, as of the effectiveness of such dividend or distribution).

     3.3 Reclassification, Consolidation or Merger. If at any time, as a result of:

     (a) a capital reorganization or reclassification (other than a subdivision, combination or dividend provided for elsewhere in this Section 3), or

     (b) a merger or consolidation of the Company with another corporation (whether or not the Company is the surviving corporation),

the Common Stock issuable upon exercise of the Warrants shall be changed into or exchanged for the same or a different number of shares of any class or classes of stock of the Company or any other corporation, or other securities convertible into such shares, then, as a part of such reorganization, reclassification, merger or consolidation, appropriate adjustments shall be made in the terms of the Warrants (or of any securities into which the Warrants are exercised or for which the Warrants are exchanged), so that:

     (y) the holders of Warrants or of such substitute securities shall thereafter be entitled to receive, upon exercise of the Warrants or of such substitute securities, the kind and amount of shares of stock, other securities, money and property which such holders would have received at the time of such capital reorganization, reclassification, merger, or consolidation, if such holders had exercised their Warrants immediately prior to such capital reorganization, reclassification, merger or consolidation, and

     (z) the Warrants or such substitute securities shall thereafter be adjusted on terms as nearly equivalent as may be practicable to the adjustments theretofore provided in this Section 3.3.

No consolidation or merger in which the Company is not the surviving corporation shall be consummated unless the surviving corporation shall agree, in writing, to the provisions
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                                                                               4

of this Section 3.3. The provisions of this Section 3.3 shall similarly apply to successive capital reorganizations, reclassifications, mergers and consolidations.

     3.4 Other Action Affecting Common Stock. If at any time the Company takes any action affecting its Common Stock, other than an action described in any of Sections 3.1 - 3.3 which, in the opinion of the Board of Directors of the Company (the "Board"), would have an adverse effect upon the exercise rights of the Warrants, the Warrant Exercise Price or the kind of securities issuable upon exercise of the Warrants, or both, shall be adjusted in such manner and at such time as the Board may in good faith determine to be equitable in the circumstances; provided, however, that the purpose of this Section is to prevent the Company from taking any action which has the effect of diluting the number of shares of Warrant Stock issuable upon exercise of this Warrant.

     3.5 Notice of Adjustment Events. Whenever the Company contemplates the occurrence of an event which would give rise to adjustments under this Section 3, the Company shall mail to each Warrant holder, at least 20 days prior to the record date with respect to such event or, if no record date shall be established, at least 20 days prior to such event, a notice specifying (i) the nature of the contemplated event, and (ii) the date on which any such record is to be taken for the purpose of such event, and (iii) the date on which such event is expected to become effective, and (iv) the time, if any is to be fixed, when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable in connection with such event.

     3.6 Notice of Adjustments. Whenever the Warrant Exercise Price or the kind of securities issuable upon exercise of the Warrants, or both, shall be adjusted pursuant to Section 3, the Company shall make a certificate signed by its President or a Vice President and by its Chief Financial Officer, Secretary or Assistant Secretary, setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated (including a description of the basis on which the Board made any determination hereunder), and the Warrant Exercise Price and the kind of securities issuable upon exercise of the Warrants after giving effect to such adjustment, and shall cause copies of such certificate to be mailed (by first class mail postage prepaid) to each Warrant holder promptly after each adjustment.

     Section 4. Reservation of Stock, etc. The Company covenants and agrees that it will at all times have authorized, reserve and keep available, solely for issuance and delivery upon the exercise of this Warrant, the number of shares of Warrant Stock from time to time issuable upon the exercise of this Warrant. The Company further covenants and agrees that this Warrant is, and any Warrants issued in substitution for or replacement of this Warrant and all Warrant Stock, will upon issuance be duly authorized and validly issued and, in the case of Warrant Stock, upon issuance will be fully paid and non-assessable and free from all preemptive rights of any stockholder, and from all taxes, liens and charges with respect to the issue thereof (other than transfer taxes) and, if the


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                                                                               5

Common Stock of the Company is then listed on any national securities exchanges (as defined in the Exchange Act of 1934, as amended (the "Exchange Act")) or quoted on NASDAQ, shall be, subject to the restrictions set forth in Section 5, duly listed or quoted thereon, as the case may be. In the event that the number of authorized but unissued shares of such Common Stock shall not be sufficient to effect the exercise of this entire Warrant, then in addition to such other remedies as shall be available to the holder of this Warrant into Warrant Stock, the Company shall promptly take such corporate action as may be necessary to increase its authorized but unissued shares of such Common Stock to such number of shares as shall be sufficient for such purpose.

Section 5. Ownership, Transfer and Substitution of Warrants.

     5.1 Ownership of Warrants. The Company may treat the person in whose name any Warrant is registered on the register kept at the principal office of the Company as the owner and holder thereof for all purposes, notwithstanding any notice to the contrary, but in all events recognizing any transfers made in accordance with the terms of this Warrant.

     5.2 Transfer and Exchange of Warrants. Upon the surrender of any Warrant, properly endorsed, for registration of transfer or for exchange at the principal office of the Company, the Company at its expense will execute and deliver to the holder thereof, upon the order of such holder, a new Warrant or Warrants of like tenor, in the name of such holder or as such holder may direct, for such number of shares with respect to each such Warrant, the aggregate number of shares in any event not to exceed the number of shares for which the Warrant so surrendered had not been exercised.

     5.3 Restrictive Legend. Each certificate representing any shares of Common Stock into which this Warrant may be converted shall be inscribed with the following legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER ANY STATE SECURITIES LAWS. NEITHER SUCH SECURITIES NOR ANY INTEREST OR PARTICIPATION THEREIN MAY BE SOLD, ASSIGNED, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, ENCUMBERED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO A REGISTRATION STATEMENT FILED UNDER THE ACT AND SUCH LAWS OR PURSUANT TO EXEMPTIONS FROM SUCH REGISTRATION.

     5.4 Exemption from Registration. If an opinion of counsel provides that registration is not required for the proposed exercise or transfer of this Warrant or the proposed transfer of the Warrant Stock and that the proposed exercise or transfer in the absence of registration would require the Company to take any action including executing and filing forms or other documents with the Securities and Exchange Commission (the "SEC") or any state securities agency, or delivering to the Warrantholder any form or


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                                                                               6

document in order to establish the right of the Warrantholder to effectuate the proposed exercise or transfer, the Company agrees promptly, at its expense, to take any such action; and provided, further, that the Company will reimburse the Warrantholder in full for any expenses (including but not limited to the fees and disbursements of such counsel, but excluding brokers' commissions) incurred by the Warrantholder or owner of Warrant Stock on his, her or its behalf in connection with such exercise or transfer of the Warrant or transfer of Warrant Stock.

Section 6. No Rights or Liabilities as Shareholder. Nothing contained in this Warrant shall be construed as conferring upon the holder hereof any rights as a shareholder of the Company or as imposing any liabilities on such holder to purchase any securities or as a shareholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.

Section 7. Rule 144 Sales. In the event that the Company (a) has or registers a class of securities under Section 12 of the Exchange Act, or (b) has or commences to file reports under Section 13 or 15(d) of the Exchange Act, then at the request of any holder who proposes to sell securities in compliance with Rule 144 of the SEC, the Company will (i) forthwith furnish to such holder a written statement of compliance with the filing requirements of the SEC as set forth in Rule 144, as such rules may be amended from time to time and (ii) make available to the public and such holders such information as will enable the holders to make sales pursuant to Rule 144.

Section 8. Miscellaneous.

     8.1 Amendment and Waiver. This Warrant may be amended with, and only with, the written consent of the Company and the holder of this Warrant. Any waiver of any term, covenant, agreement or condition contained in this Warrant shall not be deemed a waiver of any other term, covenant, agreement or condition, and any waiver of any default in any such term, covenant, agreement or condition shall not be deemed a waiver of any later default thereof or of any default of any other term, covenant, agreement or condition.

     8.2 Representations and Warranties to Survive Closing. All representations, warranties and covenants contained herein shall survive the execution and delivery of this Warrant and the issuance of any Warrant Stock upon the exercise hereof.

     8.3 Severability. In the event that any court or any governmental authority or agency declares all or any part of any Section of this Warrant to be unlawful or invalid, such unlawfulness or invalidity shall not serve to invalidate any other Section of this Warrant, and in the event that only a portion of any
Section is so declared to be unlawful or invalid, such unlawfulness or invalidity shall not serve to invalidate the balance of such Section.

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                                                                               7

     8.4 Binding Effect; No Third Party Beneficiaries. All provisions of this Warrant shall be binding upon and inure to the benefit of the parties and their respective heirs, legatees, executors, administrators, legal representatives, successors, and permitted transferees and assigns. No person other than the holder of this Warrant and the Company shall have any legal or equitable right, remedy or claim under or in respect of, this Warrant.

     8.5 Notices. All communications in connection with this Warrant shall be in writing and shall be deemed properly given if sent by facsimile, hand delivered or sent by overnight courier with adequate evidence of delivery or sent by registered or certified mail, return receipt requested at such Warrant holder's address as shown on the books of the Company or its transfer agent, and if to the Company, at:

          Paradigm Advanced Technologies, Inc.
          1 Concorde Gate, Suite 201
          Toronto, Ontario, Canada
          M3C 3N6
          Attention: David Kerzner
          Fax: 416-447-3974

or such other addresses or persons as the recipient shall have designated to the sender by a written notice given in accordance with this Section. Any notice called for hereunder shall be deemed given when received.

     8.6 Taxes, Costs and Expenses. The Company covenants and agrees that it will pay when due and payable any and all federal, state and local taxes (other than income taxes) and any other costs and expenses which may be payable in respect of the preparation, issuance, delivery, exercise, surrender or transfer of this Warrant pursuant to the terms of this Warrant or the issuance of any shares of Warrant Stock as a result thereof. If any suit or action is instituted or attorneys employed to enforce this Warrant or any part thereof, the Company promises and agrees to pay all costs and expenses associated therewith, including reasonable attorneys' fees and court costs.

     8.7 Governing Law. The validity, meaning and effect of this Warrant shall be determined in accordance with the laws of the State of Delaware, without regard to its conflicts of law principles.

     8.8 Loss of Warrant. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of indemnification in form and substance acceptable to the Company in its reasonable discretion, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver a new Warrant of like tenor and date.

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                                                                               8

     8.9 Entire Agreement. This Warrant and the related Letter Agreement of even date herewith represent the entire agreement and understanding between the parties concerning the subject matter hereof and supercede all prior and contemporaneous agreements, understandings, representations and warranties with respect thereto.

     8.10 Headings. The headings used herein are used for convenience only and are not to be considered in construing or interpreting this Warrant.

                                   COMPANY:

                                   Paradigm Advanced Technologies, Inc.

                                   By:
                                      -------------------------------
                                   Its:
                                       ------------------------------


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                             WARRANT EXERCISE FORM
                             ---------------------


                                             Date:________________


________________________________

________________________________

________________________________



Ladies and Gentlemen:

The undersigned, being the registered holder of your Warrant number W-________ accompanying this letter, hereby irrevocably exercises such Warrant for _______ shares of Warrant Stock (as defined in said Warrant), and herewith makes payment therefor in the amount of ($__________)(via "cash-less exercise" in accordance with the Warrant), and requests that such shares of Warrant Stock be issued in the name of, and delivered to (the undersigned) (_____________________ ), at the address shown below the signature line hereof.

If said number of shares shall not be all the shares issuable upon exercise of the attached Warrant, a new Warrant is to be issued in the name of the undersigned for the balance remaining of such shares less any fraction of a share paid in cash.


________________________________
Printed Name of Registered Warrant Holder

________________________________
Signature of Registered Warrant Holder


________________________________

________________________________

________________________________
           Address